                                                           Exhibit No. EX-99.h.7

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

October __, 2006

Delaware Group Equity Funds III
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to  improve  the  performance  of the  Delaware  Trend  Fund  (the
"Fund"),  which is a series of Delaware Group Equity Funds III, the  Distributor shall waive a portion of the Rule 12b-1  (distribution)  fees for Class R Shares so that such Rule 12b-1  (distribution)  fees for the Fund will not exceed 0.50%
for the period November 1, 2006 through October 31, 2007.

     The Distributor  acknowledges that it shall not be entitled to collect,  on or make a claim for, waived fees at any time in the future.

                                             Delaware Distributors, L.P.

                                             By: _________________________
                                                 Name:
                                                 Title:
                                                 Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds III

By: _________________________
    Name:
    Title:
    Date: